UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 3, 2007

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On August 3, 2007, the New York Stock Exchange (“NYSE”) suspended the listing of the 10% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) issued by HomeBanc Corp. (the “Company”). Pursuant to the terms of the Preferred Stock, the suspension of the listing of the Preferred Stock resulted in an increase in the dividend rate of the Preferred Stock so that the effective dividend rate is now 11% per annum (or $2.75 per share annually) instead of 10% per annum (or $2.50 per share annually), or an annual increase of $500,000 per share in the Preferred Stock dividend obligations of the Company.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 7, 2007, the Company issued a press release announcing that it intended to exit the mortgage origination business. Please refer to Item 8.01 below, as well as the press release filed herewith as Exhibit 99.2. The estimated range of the costs to be incurred in connection with exiting the mortgage origination business have not been finalized.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 6, 2007, the Company sent a notice to participants in the HomeBanc Mortgage Corporation 401(k) Retirement Plan (as amended, the "401(k) Plan"), including the Company’s executive officers, informing them that a blackout period with respect to shares of the Company’s common stock (the “Common Stock”) held through the 401(k) Plan had begun, effective August 6, 2007, and would continue in effect until such time as a viable trading market for the Common Stock exists on the NYSE or another exchange or over-the-counter trading system. A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The blackout period was implemented as a result of the delisting of the Common Stock by the NYSE on August 3, 2007. During the blackout period, participants in the 401(k) Plan will be unable to direct or diversify the assets held in the Common Stock fund under the 401(k) Plan.

During the blackout period and for a period of two years after the blackout period has ended, interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period by contacting HomeBanc Mortgage Corporation, Attn: Fiduciary Committee Subcommittee, 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319.

Item 8.01.	Other Events.

On August 7, 2007, the Company issued a press release announcing its intention to exit the retail mortgage loan origination business. as well as its inability to make any further borrowings under its credit facilities to meet mortgage loan funding obligations, beginning on August 6, 2007. The press release also disclosed that the Company had reached agreement with Countrywide Financial Corporation (“Countrywide”), pursuant to which Countrywide will acquire certain assets related to the Company’s retail mortgage loan origination operations, including up to five branches located in Georgia, Florida and North Carolina, and will assume the leases related to those branches, in each case subject to the satisfaction of certain conditions contained in the agreement.  In addition, Countrywide expects to make offers of employment to substantially all of HomeBanc's retail mortgage loan originators. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the above referenced press release is attached to this Current Report as Exhibit 99.1 and the information contained therein is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Notice of Blackout Period to HomeBanc Mortgage Corporation 401(k) Retirement Plan Participants.
99.2	Press release dated August 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 9, 2007

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Blackout Period to HomeBanc Mortgage Corporation 401(k) Retirement Plan Participants.
99.2	Press release dated August 7, 2007.